Exhibit 99.1

Conference call:	Tuesday, March 17, 2009 at 11:00 A.M. EDT
Webcast / Replay URL:	http://www.ebix.com, Click on Investor Home Page
Dial-in numbers:	1-866-293-2557 Conference ID # 90431313
EBIX 2008 NET INCOME RISES 116% TO A RECORD $27.3 MILLION,
OR $2.28 PER DILUTED SHARE, ON A 74% REVENUE INCREASE
Reports a Record Fourth Quarter with Net Income of $7.91 Million
ATLANTA, GA — March 13, 2009 — Ebix, Inc. (NASDAQ: EBIX), a leading international provider of software services and IT solutions for the insurance industry, today reported its financial results for the fourth quarter (Q4 ‘08) and year ended December 31, 2008.
Ebix’s 2008 fourth quarter revenue rose 65% to $20.14 million, compared to $12.20 million during the fourth quarter of 2007. Q4 ‘08 net income rose 76% to $7.91 million, or $0.66 per diluted share, versus Q4 ’07 net income of $4.50 million, or $0.40 per diluted share. Results for Q4 2008 and Q4 2007 were based on 12.29 and 11.33 million weighted average diluted shares outstanding respectively.
Ebix’s total revenue rose 74% to $74.75 million in 2008, compared to $42.84 million in 2007. Ebix’s operating income rose 129% to $29.26 million in fiscal 2008, compared to operating income of $12.80 million in 2007. In 2008, the Company’s net income rose 116% to $27.31 million, or $2.28 per diluted share, compared to net income of $12.67 million, or $1.20 per diluted share, in 2007.
For the twelve months ended December 31, 2008, the Company generated $26.79 million of net cash flow from operating activities compared to $15.0 million for the year ended December 31, 2007, a 78% increase in operating cash flows year over year.
In 2008, the Company’s basic earnings per common share rose to $2.78 as compared to basic earning per common share of $1.36 in 2007. Results for 2008 and 2007 were based on 9.84 and 9.31 million weighted average basic shares outstanding respectively.
Ebix President and Chief Executive Officer Robin Raina, commented, “We are pleased with these results as they reflect the continued success of the company in 2008. We look at these results as a step forward towards establishing Ebix as the dominant infrastructure exchange services player in the global insurance markets.”
Raina said, “The Q4 2008 results are record results in terms of both revenue and net income . The diluted EPS of $0.66 for Q4 2008 translates to a pre-split diluted EPS of $ 1.98, which is again a record for the company. We are quite pleased that we have been able to grow our net margins to 39% in Q4 of 2008.”
“The year 2008 has seen Ebix become more of an infrastructure player rather than a services player with our exchange business growing to 59% of our world-wide revenues. We became the largest insurance certificate origination and tracking player in the United States. We successfully have entered new markets like employee benefits and health claims,” Raina added. “As I said last year, while these results have established a new benchmark in terms of revenue, income and earnings, we believe that our best is yet to come.”

Raina concluded, “We believe that the present economic time serves as an opportunity to make some symbiotic accretive acquisitions at the right costs. We continue to generate strong cash flows and believe that we can put that cash to good use by reducing our debt and also making some sensible acquisitions.”
Ebix Chief Financial Officer Robert Kerris commented, “The 4th quarter net income of $7.91 million is a 7% improvement over the 3rd quarter, and is the third consecutive year of consistent quarter over quarter growth in net earnings. Our full year operating margins remain strong at 39.1%, an improvement of 9.2% compared to the prior year, and the Company continues to produce significant cash flows from ongoing operating activities, generating $26.8 million during 2008. Both of these favorable key performance indicators demonstrate the fundamental strengths of Ebix and the Company’s ability to thrive in the present challenging economic environment. The Company has been able to effectively deploy cash provided by operations in combination with cash funded from financing activities to complete significantly accretive acquisitions.”
About Ebix
A CMMI 5 Company, Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry. Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.
Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.
With bases in the United States, Australia, New Zealand, Singapore, UK and India, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents. Ebix’s focus on quality has enabled its development unit in India to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model Integrated (CMMI). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India. For more information, visit the Company’s Web site at www.ebix.com.
Safe Harbor for Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995 - This press release contains various forward-looking statements and information that are based on Ebix management’s beliefs, as well as assumptions made by and information currently available to management. Ebix has tried to identify such forward-looking statements by use of such words as “will,” “expects,” “intends,” “anticipates,” “plans,” “believes” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward-looking statements. Such risks, uncertainties and other factors include the extent to which the Ebix.com website and other new products and services can be successfully developed and marketed, the risks associated with any future acquisitions, and integrating recently completed acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, possible governmental regulation and/or other adverse consequences resulting from negative perception of the outsourcing of business processes to foreign countries, Ebix’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, Ebix’s ability to raise additional capital to finance future acquisitions and meet other funding needs , Ebix’s dependence on the insurance industry, the highly competitive and rapidly changing automation systems market, Ebix’s ability to effectively protect its applications software and other proprietary information, Ebix’s ability to attract and retain quality management, software developers, technical sales and other critical personnel, the risks of disruption of Ebix’s internet connections or internal service problems, the possible adverse effects of a substantial increase in volume of traffic on Ebix’s website, mainframe and other servers, possible security breaches on the Ebix website, the possible effects of insurance regulation on Ebix, the possible effects of the Securities and Exchange Commission’s investigation of Ebix’s financial reporting, and possible future terrorist attacks or acts of war. Certain of these, as well as other risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including Ebix’s annual report on Form 10-K for the year ended December 31, 2007. Except as expressly required by the federal securities laws, Ebix undertakes no obligation to update any such factors or any of the forward-looking statements contained herein to reflect changed circumstances or future events or developments or for any other reason.
(Financial Statements follow)

Ebix, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating Revenue	20,143	12,201	74,752	42,841

Operating expenses:
Cost of services provided	4,060	1,990	14,161	7,114
Product development	2,648	1,487	8,962	7,609
Sales and marketing	1,098	987	3,634	4,116
General and administrative	3,393	2,467	15,425	8,602
Amortization and depreciation	846	717	3,306	2,599

Total operating expenses	12,045	7,648	45,488	30,040

Operating income	8,098	4,553	29,264	12,801
Interest income	79	121	475	509
Interest expense	(450)	19	(1,626)	(358)
Foreign exchange gain (loss)	451	(55)	586	247

Income before income taxes	8,178	4,638	28,699	13,199
Income tax (expense)	(267)	(140)	(1,385)	(533)

Net income	$7,911	$4,498	$27,314	$12,666

Basic earnings per common share *	$0.80	$0.45	$2.78	$1.36

Diluted earnings per common share *	$0.66	$0.40	$2.28	$1.20

Basic weighted average shares outstanding *	9,842	9,922	9,838	9,306

Diluted weighted average shares outstanding *	12,290	11,334	12,260	10,535
* Adjusted for all periods presented to reflect the retroactive effect of 3-for-1 stock split dated October 9, 2008

Ebix, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share amounts)

	December 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,011	$49,466
Accounts receivable, less allowance of $454 and $146, respectively	13,562	8,809
Other current assets	1,694	1,130

Total current assets	26,267	59,405

Property and equipment, net	3,774	3,356
Goodwill	99,865	36,408
Intangible assets, net	10,447	7,318
Other assets	3,239	2,023

Total assets	$143,592	$108,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	8,195	2,231
Accrued payroll and related benefits	2,709	1,517
Short term debt	24,945	15,650
Convertible debt, short term portion	11,518	—
Current portion of long term debt and capital lease obligations	912	510
Deferred revenue	5,713	5,645
Other current liabilities	225	149

Total current liabilities	54,217	25,702

Convertible debt, long term portion	15,000	20,000
Long term debt and capital lease obligation, less current portion	290	486
Other liabilities	3,293	1,477
Deferred Rent	610	719

Total liabilities	73,410	48,384

Commitments and Contingencies, see Note 9
Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.10 par value, 20,000,000 shares authorized, 10,006,455 issued and 9,946,710 outstanding at December 31, 2008 and 10,218,702 issued and 10,192,032 outstanding at December 31, 2007 *	981	337
Additional paid-in capital	111,642	114,771
Treasury stock (59,745 and 26,670 shares repurchased as of December 31, 2008 and December 31, 2007)	(1,178)	(149)
Accumulated deficit	(30,200)	(57,513)
Accumulated other comprehensive income	(11,063)	2,680

Total stockholders’ equity	70,182	60,126

Total liabilities and stockholders’ equity	$143,592	$108,510

* Adjusted for all periods presented to reflect retroactive effect of 3-for-1 stock split dated October 9, 2008

Ebix, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2008	2007
Cash flows from operating activities:
Net income	$27,313	$12,666
Cumulative effect of adoption of FIN 48		(455)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,306	2,599
Stock-based compensation	107	168
Restricted stock compensation	596	149
Provision for doubtful accounts	298	121
Changes in assets and liabilities:
Accounts receivable	(163)	(803
Other assets	737	(1,952)
Accounts payable and accrued expenses	(1,335)	377
Accrued payroll and related benefits	84	(32)
Deferred revenue	(2,270)	142
Deferred taxes	(1,835)	—
Deferred rent & Other Liabilities	(49)	2,059

Net cash provided by operating activities	26,789	15,039

Cash flows from investing activities:
Investment in Acclamation, net of cash acquired	(21,388)	—
Investment in Periculum, net of cash acquired	(1,067)	—
Investment in Telstra eBusiness Services, net of cash acquired	(42,968)	—
Investment in Confirmnet, net of cash acquired	(7,294)	—
Investment in Finetre	—	(15)
Investment in Infinity	(500)	(2,870)
Investment in IDS, net of cash acquired	—	(11,253)
Capital expenditures	(615)	(1,754)

Net cash used in investing activities	(73,832)	(15,892)

Cash flows from financing activities:
Proceeds from line of credit	9,295	16,400
Payments on line of credit	—	(10,750)
Proceeds from the issuance of common stock, net of issuance costs	12,518	18,945
Repurchase of common stock	(24,248)	—
Payments to acquire treasury stock	(1,029)	—
Proceeds from the exercise of the stock options	1,239	646
Proceeds from issuance of convertible promissory notes	15,000	20,000
Payments on capital lease obligations	(3)	(3)
Principal payments under debt obligations	(500)	(966)

Net cash provided/(used) in financing activities	12,272	44,272

Effect of foreign exchange rates on cash	(3,684)	1,034

Net change in cash and cash equivalents	(38,455)	44,453
Cash and cash equivalents at the beginning of the period	49,466	5,013

Cash and cash equivalents at the end of the period	$11,011	$49,466

Supplemental disclosures of cash flow information:
Interest paid	$1,321	$386
Income taxes paid	$806	$7

Contact:	Aaron Tikkoo atikkoo@ebix.com 678-281-2027